UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                February 17, 1999
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                Date of Report (Date of earliest event reported)


                           PANDA GLOBAL HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware               333-29005-01                 75-2697755
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)


      4100 Spring Valley, Suite 1001, Dallas, Texas                75244
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      (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code             (972) 980-7159


                                 Not Applicable
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        (Former Name or Former Address, if Changed Since Last Report)

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                   INFORMATION TO BE INCLUDED IN THE REPORT


Item 2.           Acquisition or Disposition of Assets

            On February 16, 1999, the Registrant disposed of a 99% indirect interest in Panda Paris Power, L.P. ("Panda Paris LP") to certain subsidiaries of FPL Energy, Inc. ("FPL") for approximately $160.5 million, consisting of approximately $95 million in cash, plus an additional approximate $48 million to repay certain indebtedness incurred by Panda Paris LP (as described below) and approximately $17.5 million in reimbursement of other development costs. Panda Paris LP is developing a 1,000 megawatt natural gas-fired electric generating facility to be located at Paris, Texas.

            Panda Paris I, LLC, a wholly-owned indirect subsidiary of the Registrant and sole general partner of Panda Paris, L.P., sold its 1% general partnership interest to FPL Energy Paris GP, Inc., a wholly-owned subsidiary of FPL, and Panda Paris II, LLC, a wholly-owned indirect subsidiary of the Registrant and sole limited partner of Panda Paris, L.P., sold a 98% limited partnership interest to FPL Energy Paris LP, LLC, a wholly-owned subsidiary of FPL. Panda Paris II retains a 1% limited partnership interest in Panda Paris LP.

            Since December 1998, Panda Paris LP has borrowed approximately $48 million from MES Financial Corp. ("MES"), an affiliate of FPL, which funds were used to make payments to various vendors of Panda Paris LP. On the date of the disposition, Panda Paris I and Panda Paris II caused Panda Paris LP to repay the principal of and interest on such borrowings simultaneously out of proceeds from the disposition.

            A portion of the cash consideration equal to $10 million will be held in escrow and returned to FPL in reduction of the purchase price, but only to the extent that costs are incurred by Panda Paris LP in regard to certain contingencies after the date of the disposition. Such distributions to FPL from escrow shall be reduced to the extent of liquidated damages under the applicable construction contract and cost underruns. All amounts remaining in escrow shall be distributed to the sellers after the facility commences commercial operations.

            The Registrant currently intends to use some of the proceeds from the sale to fund the further development of international and domestic power projects. The Registrant also may use a portion of the proceeds from the sale to purchase or reduce outstanding indebtedness of subsidiaries of the Registrant; however, there can be no assurance that any such purchase or reduction will be effectuated by the Registrant in this manner.

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Item 7.           Financial Statements and Exhibits.

            (c)   Exhibits.

                  2.1 Partnership Interest Purchase and Sale Agreement, dated as of February 17, 1999, among Panda Paris I, LLC, Panda Paris II, LLC, FPL Energy Paris GP, Inc. and FPL Energy Paris LP, LLC. (the Registrant agrees to furnish supplementally, a copy of any omitted schedule or exhibit to this agreement as the Commission may request).

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PANDA GLOBAL HOLDINGS, INC.

Date: 2/17/1999                             By:  /s/   BRYAN J. URBAN
                                                Name:  Bryan J. Urban
                                                Title: Vice President -- Finance

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